Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Reports Third Quarter 2026 Results Highlighted by Improved Earnings, Strong Deposit Growth and Stable Credit Quality

LOS ANGELES, CA – (BUSINESS WIRE) – November 13, 2026 – Broadway Financial Corporation (“Broadway”, “we”, or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association (the “Bank”, and collectively, with the Company, “City First Broadway”), reported net income attributable to common stockholders of $392 thousand during the third quarter of 2026, compared to net income attributable to common stockholders of $218 thousand for the second quarter of 2026, and net loss attributable to common stockholders of $24.6 million for the third quarter of 2025.  Diluted earnings (loss) per common share was $0.04 for the third quarter of 2026, compared to $0.02 for the second quarter of 2026 and ($2.86) for the third quarter of 2025.

The Company reported consolidated net income before preferred dividends1 of $1.1 million, or $0.13 per diluted common share, for the third quarter of 2026, compared to $968 thousand, or $0.11 per diluted common share, for the second quarter of 2026, and consolidated net income before preferred dividends and goodwill impairment1 of $2.0 million, or $0.23 per diluted common share, for the third quarter of 2025.

For the first nine months of 2026, the Company reported consolidated net income of $1.0 million, or $0.11 per diluted common share, compared to consolidated net loss of $28.1 million, or ($3.27) per diluted common share, for the first nine months of 2025. For the first nine months of 2026, the Company reported consolidated net income before preferred dividends of $3.3 million, or $0.37 per diluted common share, compared to consolidated net income before preferred dividends and goodwill impairment1 of $38 thousand, or $0.00 per diluted common share, for the first nine months of 2025. This increase reflects stronger operating performance driven by loan growth, deposit growth, and continued balance sheet expansion.

Net income attributable to common stockholders was $1.0 million during the first nine months of 2026 after deducting preferred dividends of $2.3 million, compared to net loss attributable to common stockholders of $28.1 million for the first nine months of 2025 after deducting goodwill impairment of $25.9 million and preferred dividends of $2.3 million. Diluted earnings per common share was $0.11 for the first nine months of 2026, compared to ($3.27) of diluted loss per common share for the first nine months of 2025. Diluted earnings (loss) per common share for the first nine months of 2026 reflects preferred dividends of $0.25 per diluted common share, compared to ($0.26) of diluted loss per common share for the first nine months of 2025.

Third Quarter Highlights
•	Net income totaled $392 thousand, or $0.04 per diluted common share, and net income before preferred dividends totaled $1.1 million, or $0.13 per diluted common share.
•	Net loans increased $116.2 million, or 11.4%, during the first nine months of 2026.
•	Total deposits increased $192.4 million, or 21.0%, during the first nine months of 2026.
•	Credit quality remained stable with non-accrual loans to gross loans at 1.20% and non-performing assets to total assets at 0.88%.
•	Capital levels remained strong, with a Community Bank Leverage Ratio of 12.83%.

Chief Executive Officer, Brian Argrett, commented, “Our third-quarter results reflect disciplined execution of our strategic priorities, resulting in strong growth in both loans and deposits while maintaining solid capital levels. We continue to operate with a disciplined approach to risk management and underwriting as we navigate an evolving economic environment. Looking ahead, we remain focused on optimizing the balance sheet, enhancing profitability, and delivering long-term value for our stockholders.”

Quarterly Results of Operations

•
Net Interest Income totaled $9.9 million, representing an increase of $406 thousand, or 4.3%, from net interest income of $9.5 million for the second quarter of 2026.  The increase resulted from a $1.0 million increase in interest income, primarily due to a $767 thousand increase in interest income on loans receivable as a result of an increase in the average balance of loans receivable and a $170 thousand increase in interest income on available-for-sale securities due to an increase in the average balance of available-for-sale securities. These increases in net interest income were partially offset by a $589 thousand increase in interest expense due to an increase in interest expense on borrowings, as a result of an increase in the average balance of borrowings.

The net interest margin remained stable at 2.64% for the third quarter of 2026 compared to 2.65% for the second quarter of 2026.

The net interest margin declined slightly to 2.64% for the third quarter of 2026 from 2.72% for the third quarter of 2025. Despite elevated funding costs associated with the higher interest rate environment, net interest margin remained relatively stable during the quarter. Management continues to focus on loan repricing opportunities, optimizing deposit mix, and disciplined balance sheet management to help offset funding cost pressures and support margin stability.

1 “Net income before preferred dividends”, “net income before preferred dividends and goodwill impairment”, “pre-provision net revenue”, “efficiency ratio,” and “tangible book value” are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

•
Provision for Credit Losses was $668 thousand for the third quarter of 2026, compared to $1.5 million for the second quarter of 2026.  This decrease was primarily due to partial charge-offs taken in the three months ended September 30, 2026 that were previously reserved, partially offset by a specific reserve on a non-accrual loan. At September 30, 2026, non-performing assets represented 0.88% of total assets and non-accrual loans represented 1.20% of gross loans.

The allowance for credit losses (“ACL”) increased to $10.0 million as of September 30, 2026, compared to $9.4 million as of December 31, 2025.

•
Non-interest Income was $496 thousand for the third quarter of 2026, compared to $950 thousand for the second quarter of 2026, representing a decrease of $454 thousand, or 47.8%. The decrease was due to a $450 thousand fee recognized on a New Markets Tax Credit financing transaction earned in the second quarter of 2026.

•
Non-interest Expense was $8.3 million for the third quarter of 2026, compared to $7.5 million for the second quarter of 2026, representing an increase of $855 thousand, or 11.4%. The increase was primarily due to a $431 thousand increase in compensation and benefits expense, a $247 thousand increase in information services expense and a $113 thousand increase in supervisory costs. The increase in noninterest expense primarily reflects continued investments in personnel, technology, and operational infrastructure to support business growth, enhance client service capabilities, and strengthen the Company’s long-term operating platform.

•
Income Tax Expense was $279 thousand for the third quarter of 2026 compared to $330 thousand for the second quarter of 2026.  The decrease in tax expense reflected a decrease of $90 thousand in pre-tax income between the two periods.  The effective tax rate was 20.03% for the third quarter of 2026, compared to 22.25% for the second quarter of 2026.

Year-to-Date Results of Operations

•
Net Interest Income totaled $28.4 million for the first nine months of 2026, representing an increase of $4.0 million, or 16.5%, from net interest income of $24.4 million for the first nine months of 2025.  The increase resulted from a $7.8 million increase in interest income, primarily due to a $5.1 million increase in interest income on available-for-sale securities, due to increases in the average rate and balance of available-for-sale securities, and a $3.4 million increase in interest income on loans receivable as a result of an increase in the average balance of loans receivable. Further, interest on borrowings decreased $1.7 million due to decreases in the average rate and balance of borrowings. The increases in net interest income were partially offset by a $5.5 million increase in interest expense on deposits due to increases in the average deposit rate and balance.

The net interest margin increased to 2.68% for the first nine months of 2026 from 2.65% for the first nine months of 2025, due to an increase in the average rate earned on interest-earning assets, which increased to 4.97% for the first nine months of 2026 from 4.88% for the first nine months of 2025, and a decrease in the cost of funds, which decreased to 3.00% for the first nine months of 2026 from 3.08% for the first nine months of 2025.

•	Provision for Credit Losses was $2.3 million for the first nine months of 2026, compared to $2.1 million for the first nine months of 2025.

•
Non-interest Income was $2.0 million for the first nine months of 2026, compared to $1.1 million for the first nine months of 2025, representing an increase of $970 thousand, or 91.1%. The increase was primarily due to $697 thousand of additional earnings on bank owned life insurance and a $450 thousand fee recognized on a New Markets Tax Credit financing transaction earned in the first nine months of 2026.

•
Non-interest Expense was $23.8 million for the first nine months of 2026, compared to $49.2 million for the first nine months of 2025, representing a decrease of $25.4 million, or 51.6%. The decrease was primarily due to a $25.9 million goodwill impairment charge recorded in the first nine months of 2025.

•
Income Tax Expense/Benefit was income tax expense of $891 thousand for the first nine months of 2026 compared to income tax benefit of $54 thousand for the first nine months of 2025.  The increase in tax expense reflected an increase of $30.2 million in pre-tax income between the two periods.

Financial Condition Review

•
Total Assets increased by $211.4 million at September 30, 2026, compared to December 31, 2025, reflecting increases in net loans of $116.2 million, securities available-for-sale of $48.6 million and cash and cash equivalents of $38.8 million. The increase in net loans was due to organic loan growth and purchases of government guaranteed loans, and the increase in securities available-for-sale was due to purchases of securities available-for-sale.

•
Loans Held for Investment, Net of the ACL increased by $116.2 million to $1.1 billion at September 30, 2026, compared to $1.0 billion at December 31, 2025.  The increase was due to organic growth and loan purchases.

•
Deposits increased by $192.4 million, or 21.0%, to $1.1 billion at September 30, 2026, compared to $917.6 million at December 31, 2025.  The increase in deposits was attributable to increases of $157.9 million in savings deposits, $33.4 million in certificates of deposit accounts, and $8.5 million in liquid deposits (demand, interest checking, and money market accounts), partially offset by decreases of $4.4 million in Certificate of Deposit Registry Service (“CDARS”) deposits (CDARS deposits are similar to Insured Cash Sweep (“ICS”) deposits, but involve certificates of deposit, instead of money market accounts) and $3.0 million in ICS deposits (ICS deposits are the Bank’s money market deposit accounts in excess of FDIC insured limits whereby the Bank makes reciprocal arrangements for insurance with other banks). As of September 30, 2026, our uninsured deposits represented 34% of our total deposits, consistent with December 31, 2025.  We leverage our long-standing partnership with IntraFi Deposit Solutions to offer deposit insurance for accounts exceeding the FDIC deposit insurance limit of $250,000.

•
Total Borrowings increased $27.0 million to $99.0 million at September 30, 2026, compared to $72.0 million at December 31, 2025, due to additional FHLB advances. The increase in borrowings reflects proactive liquidity management and support for continued loan growth opportunities. The Bank maintains sufficient liquidity and borrowing capacity to support customer needs while preserving financial flexibility.

Asset Quality

•
Allowance for Credit Losses was 0.87% of total loans held for investment at September 30, 2026, compared to 0.92% at December 31, 2025.  Allowance for credit losses was 1.03% of total loans held for investment less purchased loans[1] at September 30, 2026, compared to 0.91% at December 31, 2025.

•	Nonperforming Assets increased to $13.8 million at September 30, 2026, compared to $11.2 million at December 31, 2025.

Capital

•	Stockholders’ equity was $255.5 million, or 16.4% of the Company’s total assets, at September 30, 2026, compared to $262.8 million, or 19.6% of the Company’s total assets, at December 31, 2025.

•
Book Value per Share was $11.37 at September 30, 2026, compared to $12.28 at December 31, 2025. The decline in book value per share was primarily attributable to unrealized losses within the securities portfolio resulting from interest rate movements. These adjustments do not affect regulatory capital, liquidity, or the Company’s ability to hold the securities to maturity.  Capital ratios remain strong with a Community Bank Leverage Ratio of 12.83% at September 30, 2026 compared to 14.09% at December 31, 2025.  While capital ratios moderated from prior-year levels, they remain above regulatory well-capitalized thresholds. The decline primarily reflects strong asset growth and deployment of capital into earning assets. Tangible book value per share was $11.24 at September 30, 2026, compared to $12.12 at December 31, 2025.

About Broadway Financial Corporation

Broadway Financial Corporation operates through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading mission-driven bank that serves low-to-moderate income communities within urban areas in Southern California and the Washington, D.C. market.

City First Bank offers a variety of commercial loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  City First Bank is a Community Development Financial Institution, Minority Depository Institution, Certified B Corp, and a member of the Global Alliance of Banking on Values.  The Bank and the City First network of nonprofits, City First Enterprises, Homes By CFE, and City First Foundation, represent the City First branded family of community development financial institutions, which offer a robust lending and deposit platform.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations and capital allocation and structure, are forward-looking statements.  Forward‑looking statements typically include the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “poised,” “optimistic,” “prospects,” “ability,” “looking,” “forward,” “invest,” “grow,” “improve,” “deliver” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking.  These forward‑looking statements are subject to risks and uncertainties, including those identified below, which could cause actual future results to differ materially from historical results or from those anticipated or implied by such statements.  The following factors, among others, could cause future results to differ materially from historical results or from those indicated by forward‑looking statements included in this press release: (1) the level of demand for mortgage and commercial loans, which is affected by such external factors as general economic conditions, market interest rate levels, tax laws, and the demographics of our lending markets; (2) the direction and magnitude of changes in interest rates and the relationship between market interest rates and the yield on our interest‑earning assets and the cost of our interest‑bearing liabilities; (3) the rate and amount of credit losses incurred and projected to be incurred by us, increases in the amounts of our nonperforming assets, the level of our loss reserves and management’s judgments regarding the collectability of loans; (4) changes in the regulation of lending and deposit operations or other regulatory actions, whether industry-wide or focused on our operations, including increases in capital requirements or directives to increase allowances for credit losses or make other changes in our business operations; (5) legislative or regulatory changes, including those that may be implemented by the current administration in Washington, D.C. and the Federal Reserve Board; (6) possible adverse rulings, judgments, settlements and other outcomes of litigation; (7) actions undertaken by both current and potential new competitors; (8) the possibility of adverse trends in property values or economic trends in the residential and commercial real estate markets in which we compete; (9) the effect of changes in general economic conditions; (10) the effect of geopolitical uncertainties; (11) the impact of health crises on our future financial condition and operations; (12) the impact of any volatility in the banking sector due to the failure of certain banks due to high levels of exposure to liquidity risk, interest rate risk, uninsured deposits and cryptocurrency risk; (13) the loss of our CDFI certification could potentially limit our grant income awards; and (14) other risks and uncertainties.  All such factors are difficult to predict and are beyond our control.  Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

BROADWAY FINANCIAL CORPORATION Consolidated Statements of Financial Condition (In thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets:
Cash and due from banks	$1,824	$1,676
Interest-bearing deposits in other banks	47,486	8,831
Cash and cash equivalents	49,310	10,507
Securities available-for-sale, at fair value (amortized cost of $326,554 and $265,371)	305,410	256,835
Loans receivable held for investment, net of allowance of $9,964 and $9,424	1,132,690	1,016,540
Accrued interest receivable	7,518	5,999
Federal Home Loan Bank (FHLB) stock	5,752	4,417
Federal Reserve Bank (FRB) stock	3,543	3,543
Office properties and equipment, net	8,730	8,732
Bank owned life insurance	24,443	23,663
Deferred tax assets, net	10,379	6,711
Core deposit intangible, net	1,232	1,460
Other assets	7,916	7,162
Total assets	$1,556,923	$1,345,569
Liabilities and equity
Liabilities:
Deposits	$1,109,962	$917,603
Securities sold under agreements to repurchase	79,999	80,773
Borrowings	99,000	72,000
Accrued expenses and other liabilities	12,345	12,236
Total liabilities	1,301,306	1,082,612
Equity:

Non-Cumulative Redeemable Perpetual Preferred stock, Series C; authorized 150,000 shares at September 30, 2026 and December 31, 2025; issued and outstanding 150,000 shares at September 30, 2026 and December 31, 2025; liquidation value $1,000 per share	150,000	150,000
Common stock, Class A, $0.01 par value, voting; authorized 75,000,000 shares at September 30, 2026 and December 31, 2025; issued 6,505,579 shares at September 30, 2026 and 6,409,760 shares at December 31, 2025; outstanding 6,178,351 shares at September 30, 2026 and 6,082,532 shares at December 31, 2025	65	64
Common stock, Class B, $0.01 par value, non-voting; authorized 15,000,000 shares at September 30, 2026 and December 31, 2025; issued and outstanding 1,425,404 shares at September 30, 2026 and December 31, 2025	14	14
Common stock, Class C, $0.01 par value, non-voting; authorized 25,000,000 shares at September 30, 2026 and December 31, 2025; issued and outstanding 1,672,562 at September 30, 2026 and December 31, 2025	17	17
Additional paid-in capital	143,653	143,194
Accumulated deficit	(14,219)	(15,238)
Unearned Employee Stock Ownership Plan (ESOP) shares	(3,680)	(3,869)
Accumulated other comprehensive loss, net of tax	(15,056)	(6,105)
Treasury stock-at cost, 327,228 shares at September 30, 2026 and at December 31, 2025	(5,326)	(5,326)
Total Broadway Financial Corporation and Subsidiary equity	255,468	262,751
Non-controlling interest	149	206
Total liabilities and equity	$1,556,923	$1,345,569

The following table sets forth the consolidated statements of operations for the three and nine months ended September 30, 2026 and 2025.

BROADWAY FINANCIAL CORPORATION Consolidated Statements of Operations (In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest income:
Interest and fees on loans receivable	$15,120	$14,353	$13,418	$42,760	$39,360
Interest on available-for-sale securities	3,380	3,210	1,690	9,203	4,069
Other interest income	298	240	683	847	1,560
Total interest income	18,798	17,803	15,791	52,810	44,989

Interest expense:
Interest on deposits	6,973	6,985	5,363	19,948	14,441
Interest on borrowings	1,929	1,328	1,811	4,423	6,131
Total interest expense	8,902	8,313	7,174	24,371	20,572

Net interest income	9,896	9,490	8,617	28,439	24,417
Provision for credit losses	668	1,481	679	2,349	2,139
Net interest income after provision for credit losses	9,228	8,009	7,938	26,090	22,278

Non-interest income:
Service charges	36	44	47	124	131
Grants	55	23	145	185	275
Earnings on bank owned life insurance	264	261	61	780	83
Management fees	8	475	19	497	106
Other	133	147	150	449	470
Total non-interest income	496	950	422	2,035	1,065

Non-interest expense:
Compensation and benefits	4,684	4,253	4,340	13,823	14,036
Occupancy expense	530	458	505	1,496	1,530
Information services	1,051	804	768	2,795	2,248
Professional services	629	571	624	1,786	2,112
Advertising and promotional expense	73	56	76	253	183
Supervisory costs	292	179	161	656	510
Corporate insurance	72	56	86	183	219
Amortization of core deposit intangible	76	76	78	228	236
Operational loss	-	-	(1,603)	-	340
Goodwill impairment	-	-	25,858	-	25,858
Other	924	1,023	625	2,602	1,965
Total non-interest expense	8,331	7,476	31,518	23,822	49,237

Income (loss) before income taxes	1,393	1,483	(23,158)	4,303	(25,894)
Income tax expense (benefit)	279	330	736	891	(54)
Net income (loss)	1,114	1,153	(23,894)	3,412	(25,840)
Less: Net (loss) income attributable to non-controlling interest	(28)	185	(11)	143	(20)
Net income (loss) attributable to Broadway Financial Corporation	1,142	968	(23,883)	3,269	(25,820)
Less: Preferred stock dividends	750	750	750	2,250	2,250
Net income (loss) attributable to common stockholders	$392	$218	$(24,633)	$1,019	$(28,070)

Earnings (loss) per common share-basic	$0.04	$0.02	$(2.86)	$0.12	$(3.27)
Earnings (loss) per common share-diluted	$0.04	$0.02	$(2.86)	$0.11	$(3.27)

The following tables set forth the average balances, average yields and costs for the periods indicated.  All average balances are daily average balances.  The yields set forth below include the effect of deferred loan fees, and discounts and premiums that are amortized or accreted to interest income or expense.

BROADWAY FINANCIAL CORPORATION Consolidated Averages, Interest Yields and Rates (Unaudited) (In thousands, except share and per share amounts)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
Assets
Interest-earning assets:
Interest-bearing deposits	$16,416	$150	3.63%	$13,380	$120	3.60%	$49,348	$556	4.47%
Securities	320,693	3,380	4.18%	312,186	3,210	4.12%	206,224	1,690	3.25%
Loans receivable (1)	1,140,585	15,120	5.26%	1,101,866	14,353	5.22%	993,090	13,418	5.36%
FRB and FHLB stock (2)	10,117	148	5.80%	7,530	120	6.39%	7,461	127	6.75%
Total interest-earning assets	1,487,811	$18,798	5.01%	1,434,962	$17,803	4.98%	1,256,123	$15,791	4.99%
Non-interest-earning assets	42,971			42,246			50,659
Total assets	$1,530,782			$1,477,208			$1,306,782

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Money market deposits	$184,743	$1,049	2.25%	$175,103	$942	2.16%	$155,121	$422	1.08%
Savings deposits	197,914	1,743	3.49%	244,794	2,213	3.63%	44,095	50	0.45%
Interest checking and other demand deposits	256,432	1,448	2.24%	262,783	1,447	2.21%	263,972	2,105	3.16%
Certificate accounts	318,644	2,733	3.40%	281,036	2,383	3.40%	282,955	2,786	3.91%
Total deposits	957,733	6,973	2.89%	963,716	6,985	2.91%	746,143	5,363	2.85%
FHLB Borrowings	117,213	1,166	3.95%	62,884	614	3.92%	63,016	711	4.48%
Securities sold under agreements to repurchase	82,126	763	3.69%	77,553	714	3.69%	76,906	710	3.66%
Secured borrowings	-	-	-	-	-	-	30,253	390	5.11%
Total borrowings	199,339	1,929	3.84%	140,437	1,328	3.79%	170,175	1,811	4.22%
Total interest-bearing liabilities	1,157,072	$8,902	3.05%	1,104,153	$8,313	3.02%	916,318	$7,174	3.11%
Non-interest-bearing liabilities	111,468			109,709			104,006
Stockholders’ equity	262,242			263,346			286,458
Total liabilities and stockholders’ equity	$1,530,782			$1,477,208			$1,306,782

Net interest rate spread (3)		$9,896	1.96%		$9,490	1.96%		$8,617	1.88%
Net interest rate margin (4)			2.64%			2.65%			2.72%
Ratio of interest-earning assets to interest-bearing liabilities			128.58%			129.96%			137.08%

(1) Amount includes non-accrual loans. (2) FHLB is Federal Home Loan Bank.
(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest rate margin represents net interest income as a percentage of average interest-earning assets.

	For the Nine Months Ended
	September 30, 2026			September 30, 2025
	(Dollars in thousands) (Unaudited)
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets
Interest-earning assets:
Interest-earning deposits	$17,430	$470	3.61%	$34,221	$1,134	4.43%
Securities	299,634	9,203	4.11%	195,049	4,069	2.79%
Loans receivable (1)	1,094,214	42,760	5.22%	995,521	39,360	5.29%
FRB and FHLB stock (2)	8,109	377	6.22%	8,694	426	6.55%
Total interest-earning assets	1,419,387	$52,810	4.97%	1,233,485	$44,989	4.88%
Non-interest-earning assets	42,533			49,799
Total assets	$1,461,920			$1,283,284

Liabilities and Equity
Interest-bearing liabilities:
Money market deposits	$183,674	$3,037	2.21%	$136,183	$1,015	1.00%
Savings deposits	182,073	4,586	3.37%	46,506	179	0.51%
Interest checking and other demand deposits	261,191	4,515	2.31%	256,952	5,991	3.12%
Certificate accounts	304,356	7,810	3.43%	259,447	7,256	3.74%
Total deposits	931,294	19,948	2.86%	699,088	14,441	2.76%
Borrowings	74,991	2,201	3.92%	91,585	2,950	4.31%
Securities sold under agreements to repurchase	80,678	2,222	3.68%	71,302	1,948	3.65%
Secured borrowings	-	-	-%	30,946	1,233	5.33%
Total borrowings	155,669	4,423	3.80%	193,833	6,131	4.23%
Total interest-bearing liabilities	1,086,963	$24,371	3.00%	892,921	$20,572	3.08%
Non-interest-bearing liabilities	111,614			104,684
Equity	263,343			285,679
Total liabilities and equity	$1,461,920			$1,283,284

Net interest rate spread (3)		$28,439	1.98%		$24,417	1.80%
Net interest rate margin (4)			2.68%			2.65%
Ratio of interest-earning assets to interest-bearing liabilities			130.58%			138.14%

(1) Amount includes non-accrual loans. (2) FHLB is Federal Home Loan Bank.
(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest rate margin represents net interest income as a percentage of average interest-earning assets.

The following table sets forth selected financial data and ratios for the quarters and nine months noted below.

BROADWAY FINANCIAL CORPORATION Selected Financial Data and Ratios (Unaudited) (Dollars in thousands, except per share data)

		Three Months Ended				Nine Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Balance Sheets at Period Ended:
Total gross loans	$1,142,654	$1,137,338	$1,068,771	$1,025,964	$1,023,483	$1,142,654	$1,023,483
Allowance for credit losses	9,964	10,799	9,509	9,424	10,339	9,964	10,339
Investment securities	305,410	327,030	284,103	256,835	244,005	305,410	244,005
Total assets	1,556,923	1,563,699	1,426,065	1,345,569	1,335,565	1,556,923	1,335,565
Total deposits	1,109,962	1,114,651	1,073,056	917,603	849,205	1,109,962	849,205
Total stockholders’ equity	255,468	262,304	262,480	262,751	261,687	255,468	261,687

Profitability for Period Ended:
Interest income	$18,798	$17,803	$16,209	$16,293	$15,791	$52,810	$44,989
Interest expense	8,902	8,313	7,156	7,563	7,174	24,371	20,572
Net interest income	9,896	9,490	9,053	8,730	8,617	28,439	24,417
Provision for credit losses	668	1,481	200	47	679	2,349	2,139
Non-interest income	496	950	589	687	422	2,035	1,065
Non-interest expenses	8,331	7,476	8,015	7,946	31,518	23,822	49,237
Income (loss) before income taxes	1,393	1,483	1,427	1,424	(23,158)	4,303	(25,894)
Income tax expense (benefit)	279	330	282	392	736	891	(54)
Net income (loss)	1,114	1,153	1,145	1,032	(23,894)	3,412	(25,840)
Less: Net (loss) income attributable to non-controlling interest	(28)	185	(14)	7	(11)	143	(20)
Net income (loss) attributable to Broadway Financial Corporation	1,142	968	1,159	1,025	(23,883)	3,269	(25,820)
Less: Preferred stock dividends	750	750	750	750	750	2,250	2,250
Net income (loss) attributable to common stockholders	$392	$218	$409	$275	$(24,633)	$1,019	$(28,070)

Financial Performance:
Return (loss) on average assets (annualized)	0.10%	0.06%	0.12%	0.08%	(7.48)%	0.09%	(2.92)%
Return (loss) on average equity (annualized)	0.59%	0.34%	0.63%	0.41%	(34.12)%	0.52%	(13.14)%
Net interest margin	2.64%	2.65%	2.75%	2.62%	2.72%	2.68%	2.65%
Efficiency ratio	80.17%	71.61%	83.13%	84.38%	348.69%	78.17%	193.22%

Per Share Data:
Book value per share	$11.37	$12.11	$12.10	$12.28	$12.17	$11.37	$12.17
Weighted average common shares (basic)	8,682,092	8,679,800	8,597,291	8,639,459	8,617,707	7,324,696	8,581,883
Weighted average common shares (diluted)	8,871,913	8,874,673	8,816,188	8,639,459	8,617,707	8,854,549	8,581,883
Common shares outstanding at end of period	9,276,317	9,273,624	9,298,949	9,180,498	9,180,760	9,276,317	9,180,760

Financial Measures:
Gross loans to assets	73.39%	72.73%	74.95%	76.25%	76.63%	73.39%	76.63%
Gross loans to deposits	102.95%	102.04%	99.60%	111.81%	120.52%	102.95%	120.52%
Allowance for credit losses to gross loans	0.87%	0.95%	0.89%	0.92%	1.01%	0.87%	1.01%
Allowance for credit losses to total non-accrual loans	72.59%	96.74%	82.97%	84.38%	76.36%	72.59%	76.36%
Non-accrual loans to gross loans	1.20%	0.98%	1.07%	1.09%	1.32%	1.20%	1.32%
Non-performing assets to total assets	0.88%	0.71%	0.80%	0.83%	1.01%	0.88%	1.01%
Net charge-offs (recoveries) to average total loans	0.13%	0.03%	-	0.11%	-	0.16%	-

Average Balance Sheets:
Total loans	$1,140,585	$1,101,866	$1,039,076	$1,050,757	$993,090	$1,094,214	$995,521
Investment securities	320,693	312,186	265,415	246,662	206,224	299,634	195,049
Total assets	1,530,782	1,477,208	1,376,070	1,361,026	1,306,782	1,461,920	1,283,284
Total deposits	957,733	963,716	871,487	775,913	746,143	931,294	699,088
Total stockholders’ equity	262,242	263,346	264,464	263,266	286,458	263,343	285,679

In addition to results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management considers various non-GAAP measures when evaluating the performance of the business, including net income and diluted earnings per common share before preferred dividends, net income and diluted earnings per common share before preferred dividends and goodwill impairment, pre-provision net revenue, efficiency ratio, and tangible book value (collectively, the “non-GAAP measures”).  These non-GAAP measures are measurements of performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies.  Management believes these non-GAAP measures provide useful supplemental information to investors because they assist investors in understanding how management evaluates operating performance and makes day-to-day operating decisions. However, these non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The following table sets forth a GAAP to Non-GAAP reconciliation of financial measures for the quarters and nine months noted below.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARY GAAP Reconciliation to Non-GAAP Financial Measures (Unaudited) (Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income before preferred dividends and Earnings per common share - diluted before preferred dividends:
Net income (loss) attributable to common stockholders	$392	$218	$(24,633)	$1,019	$(28,070)
Net (income) loss attributable to participating securities	8	5	-	24	-
Add: Preferred stock dividends	750	750	750	2,250	2,250
Net income before preferred dividends	1,150	973	(23,883)	3,293	(25,820)
Add: Goodwill impairment	-	-	25,858	-	25,858
Net income before preferred dividends and goodwill impairment	$1,150	$973	$1,975	$3,293	$38

Weighted average common shares outstanding for diluted earnings per common share	8,871,913	8,874,673	8,617,707	8,854,549	8,581,883
Earnings per common share - diluted before preferred dividends	$0.13	$0.11	$0.23	$0.37	$0.00

Pre-provision net revenue:
Net interest income	$9,896	$9,490	$8,617	$28,439	$24,417
Non-interest income	496	950	422	2,035	1,065
Less: Non-interest expense	8,331	7,476	31,518	23,822	49,237
Pre-provision net revenue	$2,061	$2,964	$(22,479)	$6,652	$(23,755)

	Three Months Ended					Nine Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Efficiency ratio:
Net interest income	$9,896	$9,490	$9,053	$8,730	$8,617	$28,439	$24,417
Non-interest income	496	950	589	687	422	2,035	1,065
Operating revenue	10,392	10,440	9,642	9,417	9,039	30,474	25,482
Non-interest expense	$8,331	$7,476	$8,015	$7,946	$31,518	$23,822	$49,237

Efficiency ratio	80.17%	71.61%	83.13%	84.38%	348.69%	78.17%	193.22%

	September 30, 2026	December 31, 2025
ACL as a percentage of total loans less purchased loans:
Gross loans	$1,142,654	$1,026,143
Less: Purchased loans	170,827	75,321
Gross loans less purchased loans	971,827	950,822
ACL	9,964	8,695
ACL as a percentage of total loans less purchased loans	1.03%	0.91%

	Common Equity	Shares	Per Share
	Capital	Outstanding	Amount
September 30, 2026
Common book value	$105,468	9,276,317	$11.37
Less:
Net unamortized core deposit intangible	1,232
Tangible book value	$104,236	9,276,317	$11.24

December 31, 2025
Common book value	$112,751	9,180,498	$12.28
Less:
Net unamortized core deposit intangible	1,460
Tangible book value	$111,291	9,180,498	$12.12

Net income and diluted earnings per common share before preferred dividends and goodwill impairment represent net income and diluted earnings per share adjusted to exclude the impact of preferred stock dividends and goodwill impairment. Net income and diluted earnings per common share before preferred dividends represent net income and diluted earnings per share adjusted to exclude the impact of preferred stock dividends. Management considers this information useful to investors because it provides additional perspective on the earnings available from the Company’s operating activities and facilitates comparisons across reporting periods.

Pre-provision net revenue is calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. Management considers this information useful to investors because it provides supplemental information regarding the Company’s ability to generate earnings through its business activities before consideration of the provision for credit losses, which can vary significantly from period to period.

Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income, excluding certain non-core items, as applicable.  Management considers this information useful to investors as it provides supplemental information regarding the relationship between operating expenses and revenue generation.

The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding. Tangible common equity is calculated as common stockholders’ equity less goodwill and other intangible assets.

Management believes this measure is useful to investors as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and provides a meaningful assessment of capital adequacy and facilitates comparisons with other financial institutions.